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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): December 26, 2000


                        Commission file number 1-13970


                           CHROMCRAFT REVINGTON, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                                    35-1848094
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 (State or other jurisdiction of            (IRS Employer Identification No.)
  incorporation or organization)

             1100 North Washington Street, Delphi, Indiana  46923
  --------------------------------------------------------------------------
  (Address, including zip code, of registrant's principal executive offices)

                                 (765) 564-3500
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

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Item 5. Other Events

     Chromcraft Revington, Inc. ("Chromcraft") and its directors have been named as defendants in the following lawsuits filed in connection with the proposal from Court Square Capital Limited ("Court Square"), an affiliate of Citigroup, Inc., dated December 22, 2000, to acquire all outstanding shares of Chromcraft common stock not owned by Court Square for $10.30 per share in cash in a going private transaction:

     David Schneider v. David L. Kolb, Larry P. Kunz, M. Saleem Muqaddam, Michael E. Thomas, Warren G. Wintrub, Citigroup, Inc., 399 Venture Partners, Inc. and Chromcraft Revington, Inc.; Cause No. 18571-NC; Court of Chancery of the State of Delaware, New Castle County;

     James Owen v. David L. Kolb, Larry P. Kunz, M. Saleem Muqaddam, Michael
     E. Thomas, Warren G. Wintrub, Citigroup, Inc., 399 Venture Partners, Inc. and Chromcraft Revington, Inc.; Cause No. 18577-NC; Court of Chancery of the State of Delaware, New Castle County; and

     Harbor Finance Partners v. David L. Kolb, Larry P. Kunz, M. Saleem Muqaddam, Michael E. Thomas, Warren G. Wintrub, Citigroup, Inc.,
     399 Venture Partners, Inc. and Chromcraft Revington, Inc.; Cause No. 18582-NC; Court of Chancery of the State of Delaware, New Castle County.

     These three virtually identical lawsuits were filed on December 26, 27 and 28, 2000, respectively. Each complaint purports to be filed on behalf of the named plaintiff "and the public shareholders of Chromcraft common stock," and alleges, among other things, that the defendants have breached their fiduciary duties to plaintiffs in connection with the proposed merger. In addition, each complaint seeks injunctive relief, damages in an unspecified amount and costs, including attorneys' fees.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CHROMCRAFT REVINGTON, INC.
                                        --------------------------
                                        (Registrant)


Date: January 23, 2001                  By: /s/ Frank T. Kane
      ----------------                  --------------------------------------
                                        Frank T. Kane, Vice President-Finance,
                                        Chief Financial Officer and Secretary

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